Exhibit T3B.3

BYLAWS OF

GOLDKING OPERATING COMPANY

A Texas Corporation

BYLAWS OF

GOLDKING OPERATING COMPANY

ARTICLE 1 Offices

Section 1. Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.

Section 2. Other Offices. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meeting. All meetings of the shareholders for the election of Directors shall be held at the principal office of the Corporation or at such other place either within or without the State of Texas as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. All other meetings of shareholders may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Time of Annual Meeting. The annual meeting of shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, or in a duly executed waiver of notice thereof, at which the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President, the Board of Directors or the holders of not less than one-tenth (1/10) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings of the shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 4. Notice of Meetings. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting, at such address as appears on the stock transfer books of the Corporation. If mailed, such notice shall be deemed to be delivered to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 6. Quorum. The holders of a majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. If, however, a quorum shall not be represented in person or by proxy at any meeting of the shareholders, the shareholders entitled to vote who are represented in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 7. Organization. The President shall preside at all meetings of the shareholders. In his absence, a Vice President shall preside. In the absence of all of these officers, any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present. The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence, an Assistant Secretary shall so act and, in the absence of all of these officers, the presiding officer may appoint any person to act as secretary of the meeting.

Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy shall decide any matter submitted to such meeting, unless the matter is one upon which by law, the Articles of Incorporation or these Bylaws, the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter.

Section 9. Proxies. At any meeting of the shareholders, every shareholder entitled to vote shall be entitled to vote in person or by proxy appointed by instrument in writing executed by such shareholder or by his duly authorized attorney-in-fact. No appointment of a proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless such proxy otherwise provides.

Section 10. Number of Votes. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, at any meeting every shareholder shall have one (1) vote for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting.

Section 11. Election of Directors. At each election of Directors, each shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote, however, the right to cumulate votes for the election of directors by giving one candidate for election as many votes as the number of directors to be elected multiplied by the number of shares held by the shareholder or to distribute such votes on the same principal among any number of such candidates is expressly prohibited by the Articles of Incorporation.

Section 12. Action Without Meeting. Any action required by any provision of law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

ARTICLE III

Directors

Section 1. Number and Qualifications. The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected annually by the shareholders. Directors need not be residents of the State of Texas or shareholders of the Corporation. The Board shall consist of not more than five (5) Directors, which number may be increased or decreased, but not to a number less than one (1). Within the limits above specified, the number of Directors shall be determined by the shareholders at any annual or special meeting thereof. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

Section 2. Election and Term of Office. The Directors shall be elected at the annual meeting of the shareholders (except as provided in Sections 1 and 5 of this Article III) and each Director elected shall hold office until the next annual meeting of the shareholders or until his death or until he shall resign or be removed in the manner hereinafter provided.

Section 3. Resignation. Any Director may resign at any time by giving written notice to the President or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal. At any meeting of shareholders called expressly for that purpose, any Director may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Directors, as provided in Section 5 of this Article III.

Section 5. Vacancies. Any vacancy occurring in the Board of Directors may, subject to the provisions of Section 1 of this Article III, be filled by the affirmative vote of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 6. General Powers. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 7. Executive Committee. The Board of Directors may at any time appoint two or more Directors to serve and act as an executive committee. The executive committee so appointed shall have such power and authority to conduct the business and affairs of the Corporation as is vested by law, the Articles of Incorporation, and these Bylaws in the Board of Directors as a whole, except that it may not take any action that is specifically required by statute to be taken by the entire Board of Directors. Members of the executive committee shall receive such compensation as the Board of Directors may from time to time provide. Each Director shall be deemed to have assented to any action of the executive committee unless he shall, within seven (7) days after receiving actual or constructive notice of such action, deliver his written dissent thereto to the Secretary of the Corporation. Members of the executive committee shall serve at the pleasure of the Board of Directors.

Section 8. Other Committees. The Board of Directors, by an affirmative vote of a majority of the members constituting the Board of Directors, may appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by resolution of the Board. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors, by such affirmative vote, shall have power at any time to change the powers and members of any such committees, to fill vacancies, and to dispose of any such committee.

Section 9. Compensation. Directors as such shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at any regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Meetings of the Board

Section 1. Place of Meeting. Meetings of the Board of Directors of the Corporation, regular and special, may be held either within or without the State of Texas.

Section 2. Annual Meeting. An annual meeting of the Board of Directors shall be held each year after the annual meeting of the shareholders, and no notice thereof need be given. If an annual election of Directors occurs by written consent in lieu of the annual meeting of shareholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as is practicable, either at the next regular meeting of the Board of Directors or at a special meeting.

Section 3. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 4. Special Meetings. Special meetings of the Board may be called by the President on two (2) days’ notice to each Director, either personally, by mail, telegram, facsimile or any electronic transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any one (1) Director. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5. Quorum and Action. At all meetings of the Board, the presence of a majority of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present at such meeting may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 6. Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 7. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Texas.

Section 8. Telephone Meetings. Subject to the provisions required or permitted by law or these Bylaws with respect to notice of meetings, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V Officers

Section 1. Number. The officers of the Corporation shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board of Directors, additional Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers. One person may hold any two or more of said offices.

Section 2. Authority and Duties. All officers and agents of the Corporation, as between themselves, the Corporation and all parties dealing with the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors of the Corporation, not inconsistent with these Bylaws.

Section 3. Election, Term of Office and Qualification. The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders. The Board shall elect a President and a Secretary, none of whom needs to be a member of the Board of Directors. Each officer so elected shall hold office until his successor shall have been elected and qualified or until his death or his resignation or removal in the manner hereinafter specified.

Section 4. Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such term, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee or officer the power to appoint any such subordinate officer or agent.

Section 5. Resignation. Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

Section 7. Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled in accordance with the provisions of Section 3 of this Article V, such vacancy may be filled by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

Section 8. The President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the shareholders and Directors; he shall be ex-officio a member of all standing committees, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute in the name of the Corporation all deeds, bonds, mortgages, contracts and other documents except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 9. The Vice Presidents. Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors or by the President. At the request of the President or in his absence or disability, the Vice President designated by the President, or in the absence of such designation, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform the duties and exercise the powers of the President.

Section 10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, have charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 11. Assistant Secretaries. The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary or in the absence of such designation, the Assistant Secretary who has served in that capacity for the longest time and who shall be present and able to act, shall perform the duties and exercise the powers of the Secretary.

Section 12. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings thereof, or whenever the Board of Directors may require it, an account of all his transactions as Treasurer and the financial condition of the Corporation.

Section 13. Assistant Treasurers. The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer, or in the absence of such designation, the Assistant Treasurer who has served in that capacity for the longest time and who shall be present and able to act, shall perform the duties and exercise the powers of the Treasurer.

Section 14. Treasurer’s Bond. If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 15. Salaries. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of officers and agents elected in accordance with the provisions of Sections 3 and 16 of this Article V.

Section 16. Delegation. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee subject to the general supervision of such officer.

Section 17. Repayment of Disallowed Expenses. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been removed.

ARTICLE VI

Indemnification

Section 1. Indemnification and Expense Advances. The Corporation shall indemnify and advance expenses to Directors of the Corporation in the manner prescribed in, and to the maximum extent permissible under the Texas Business Corporation Act, as amended or any statute of similar import (the “Act”). The Corporation shall indemnify and advance expenses to officers, employees and agents of the Corporation in the same manner and to the same extent that it indemnifies and advances expenses to Directors of the Corporation.

Section 2. Rights Not Exclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person in any capacity referred to in Section 1 of this Article VI may be entitled under any bylaw, agreement, vote of the shareholders or disinterested directors or otherwise, whether as to action in his official capacity or as to action in any other capacity while holding such office. Such indemnification shall continue as to a person who has ceased to act in any capacity referred to in Section 1 of this Article VI and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 3. Powers Not Exclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other power to indemnify or right to indemnification which the Corporation or any person in any capacity referred to in Section 1 of this Article VI may have or acquire under the law including, without limitation, the Act.

Section 4. Applicability. The provisions of this Article VI shall be applicable to claims, actions, suits and other proceedings referred to in the Act which are made or commenced after the adoption hereof in connection with conduct, acts or omissions occurring before or after the adoption hereof.

Section 5. Corporation Defined. For purposes of this Article VI, references to the “Corporation” shall include, to the extent not inconsistent with the Act, all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is, or was, a director, officer, employee or agent of such a constituent corporation or is, or was, serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation in the same capacity.

Section 6. Reports. Any indemnification of, or advance of expenses to, a director, officer, employee or agent of the Corporation shall be reported in writing to the shareholders in the manner prescribed in the Act.

Section 7. Insurance. The Corporation may, upon resolution of the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law or the provisions of this Article VI.

ARTICLE VII

Corporate Shares

Section 1. Share Certificates. The certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the corporate seal or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s books. All certificates surrendered to the Corporation shall be cancelled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as to the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Corporation after such record date.

Section 4. Dividends. Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Articles of Incorporation.

ARTICLE VIII

General Provisions

Section 1. Waiver of Notice. Whenever, under the provisions of law or of the Articles of Incorporation or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors or by action of the President in the absence of a resolution of the Board of Directors.

Section 4. Written Reports. The Board of Directors shall, when requested by the holders of at least one-third (1/3) of the outstanding shares of the Corporation, present written reports of the situation and amount of business of the Corporation.

Section 5. Checks, Notes, Etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or director or such other person or persons as the Board of Directors may from time to time designate.

Section 6. Examination of Books and Records. Any person who shall have been a shareholder of record for at least six (6) months immediately preceding his demand or who shall be the holder of record of at least five percent (5%) of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney at any reasonable time or times for any proper purpose the books and records of account, minutes and records of shareholders and the Board of Directors of the Corporation and shall be entitled to make extracts therefrom.

Section 7. Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of shareholders of any Corporation in which the Corporation may hold shares and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares and which, as the owner, thereof, the Corporation might have possessed and exercised, if present.

Section 8. Interested Transactions. A Director or Officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any Director or Officer, or any firm of which any Director or Officer is a member, or any corporation of which any Director or Officer is a shareholder, officer, or director, is in any way interested in such transaction or contract provided that the fact of such interest is disclosed and that such transaction or contract is or shall be authorized, ratified or approved by a vote of a majority of those Directors who are neither so interested, nor members of a firm so interested, nor shareholders, officers or directors of a corporation so interested, taken at a meeting of the Board of Directors at which a quorum is present, which quorum may be constituted in part by interested Directors; nor shall any Director or Officer be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract of the Corporation authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a shareholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

Section 9. Director Liability. No Director of the Corporation shall be liable to any person on account of any action undertaken by him as a Director in reliance in good faith upon the existence of any fact or circumstance reported or certified to the Board of Directors by an officer of the Corporation or by an independent auditor, engineer or consultant retained or employed as such by the Board of Directors.

ARTICLE IX

Amendments

Section 1. Amendment by Directors. The power to alter, amend or repeal these Bylaws or to adopt any new Bylaws shall be vested in the Board of Directors, subject to repeal or change by action of the shareholders.

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Bylaws were unanimously adopted by the Board of Directors of the Corporation effective as of 3rd of August, 1998.

Bruce A. DeBartolo, Secretary